Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-233431) on Form S-8 of our report dated June 26, 2025, appearing in this Annual Report on Form 11-K of the Pioneer Bank, National Association 401(k) Savings Plan for the year ended December 31, 2024.

/s/ Bonadio & Co., LLP

Albany, New York

June 26, 2025